SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, RLJ Lodging Trust (the “Company”) and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an amended and restated employment agreement with Robert L. Johnson in connection with Mr. Johnson’s increased responsibilities as Executive Chairman of the Board of Trustees of the Company.

The Company and the Operating Partnership previously entered into an employment agreement, effective May 14, 2015, with Mr. Johnson with an initial term of three years.  The amended and restated employment agreement entered into with Mr. Johnson (the “Employment Agreement”) supersedes the employment agreement previously entered into between the parties.

The Employment Agreement is effective as of October 31, 2016.  The Employment Agreement has a five-year term.  If the parties fail to enter into a new agreement on or before the end of the term, Mr. Johnson’s employment terminates at the end of the term.  Mr. Johnson’s base salary each year will be $500,000, effective as of the date of the Employment Agreement.  Mr. Johnson is eligible for a cash bonus.  Mr. Johnson will be provided with a threshold cash bonus opportunity equal to 75% of his base salary, target cash bonus opportunity equal to 125% of his base salary, maximum cash bonus opportunity equal to 175% of his base salary, and outperformance cash bonus opportunity equal to 225% of his base salary.  For fiscal year 2016, the bonus payment will be prorated to account for Mr. Johnson’s prior base salary from the beginning of the fiscal year until October 30, 2016 and his new base salary from October 31, 2016 to the end of the fiscal year.

Mr. Johnson will also receive a retention award of $1,800,000 of time-based restricted stock.  The retention award will vest in three annual installments, subject to Mr. Johnson’s continued employment on the first, second, and third anniversaries of the date of the Employment Agreement, with certain exceptions set forth below.  Mr. Johnson will also be eligible for grants of options, restricted common shares, restricted common share units, and long-term incentive units in the Operating Partnership, subject to certain time vesting requirements and other conditions set forth in the applicable award agreement.  If the Company’s compensation committee determines to make grants of any of the foregoing instruments to the Company’s executives in any fiscal year, Mr. Johnson will be entitled to receive a grant that is commensurate with those granted to the other executives and has comparable terms and conditions as the grants awarded by the Company’s compensation committee to other Company executives in such fiscal year.

The Employment Agreement also sets forth Mr. Johnson’s right to severance upon termination of employment.  Regardless of the reason for any termination of employment, Mr. Johnson is entitled to receive the following benefits: (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the Employment Agreement.

In addition to the benefits described above, if the Company terminates Mr. Johnson’s employment without “cause”, or if Mr. Johnson resigns for “good reason” (as such terms are defined below), Mr. Johnson is entitled to a severance payment of: (i) a pro-rata cash bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the Company’s equity incentive plan) when the pro-rata cash bonus will be determined at the target level regardless of the extent to which the performance criteria are achieved in the year of termination); (ii) continued payment of his base salary, as in effect as of his last day of employment, for a period of 36 months, provided that if the termination occurs after October 31, 2020, Mr. Johnson will instead be entitled to continued payment of his base salary for a period of 24 months; (iii) continued payment for life and health insurance coverage for 24 months to the same extent the Company paid for such coverage immediately prior to termination; (iv) three times his target annual cash bonus for the year of termination, provided that if the termination occurs after October 31, 2020, Mr. Johnson will instead be entitled to two times his target annual cash bonus for the year of termination; (v) vesting of any unvested portion of the retention award; and (vi) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to Mr. Johnson, which may be conditioned on the ultimate achievement of the performance goals (except in the case of a termination on or after a change of control (as defined in the Company’s equity incentive plan) when the unvested equity awards will vest at the target level regardless of the extent to which the performance criteria are achieved in the year of termination).

The foregoing benefits are conditioned upon Mr. Johnson’s execution of a general release of claims.  Upon a termination by the Company without “cause” or if Mr. Johnson resigns for “good reason”, the Employment Agreement no longer provides for a payment of three times (or two times, in the case of a termination during the renewal term of the prior employment agreement) the highest grant date fair value of the annual equity award received by him in the prior three calendar years.

For purposes of the Employment Agreement, the term “cause” means any of the following, subject to any applicable cure provisions: (i) gross negligence or willful misconduct in connection with the performance of Mr. Johnson’s duties; (ii) conviction of a felony; (iii) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of Mr. Johnson at the expense of the Company or its subsidiaries; or (iv) the material breach by Mr. Johnson of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with the Company.  The term “good reason” under the Employment Agreement means any of the following, subject to any applicable cure provisions, without Mr. Johnson’s consent: (i) the assignment to Mr. Johnson of substantial duties or responsibilities inconsistent with his position with the Company, or any other action by the Company that results in a substantial diminution of Mr. Johnson’s duties or responsibilities; (ii) a requirement that Mr. Johnson work principally from a location that is 30 miles further from his residence than the Company’s address on the date of the Employment Agreement; (iii) a material reduction in Mr. Johnson’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets or on account of any reductions in the severance benefits from the prior employment agreement; or (iv) any material breach by the Company of the Employment Agreement.

If Mr. Johnson’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, Mr. Johnson’s estate is entitled to receive: (i) payment of the pro rata share of any performance bonus to which Mr. Johnson would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied; (ii) vesting of all unvested equity awards; and (iii) vesting in any unvested portion of the retention award.

If Mr. Johnson’s employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, Mr. Johnson is entitled to receive: (i) payment of any pro rata share of any performance bonus to which he would have been entitled for the year of retirement to the extent the performance goals have been achieved; and (ii) vesting of all unvested equity awards, which may be conditioned on the ultimate achievement of the performance goals.

If the parties fail to enter into a new agreement on or before the end of the term, Mr. Johnson’s employment will terminate at the end of the term and, in addition to the benefits to be provided regardless of the reason for termination of employment, Mr. Johnson is entitled to receive: (i) payment of any pro rata share of any performance bonus to which he would have been entitled for the year of non-renewal to the extent performance goals have been achieved; and (ii) vesting of all unvested equity awards.

The Employment Agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months following the expiration or termination of Mr. Johnson’s employment.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.  The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.                Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of October 31, 2016 by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Robert L. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: October 31, 2016	By:	/s/ Frederick D. McKalip
Frederick D. McKalip Senior Vice President and General Counsel

EXHIBIT LIST

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of October 31, 2016 by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Robert L. Johnson